EXHIBIT 2.1
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                                                                  EXECUTION COPY


                             PLAN OF LIQUIDATION AND
                                 DISSOLUTION OF
                        CHANGE TECHNOLOGY PARTNERS, INC.

         This Plan of Liquidation and Dissolution (the "Plan") is intended to accomplish the complete liquidation and dissolution of Change Technology Partners, Inc., a Delaware corporation (the "Company"), in accordance with the Delaware General Corporation Law (the "DGCL") and Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

         1. EFFECTIVE DATE. The Board of Directors of the Company (the "Board") adopted this Plan on September 30, 2002 and will submit this Plan for approval by the holders (the "Stockholders") of the Company's common stock, par value $.01 per share (the "Common Stock"), and the Company's Series A Convertible Preferred Stock, par value $.10 per share (the "Series A Preferred Stock"), at its next annual meeting of stockholders (the "Meeting"). If holders of a majority of the Company's outstanding Common Stock and Series A Preferred Stock, voting together as a single class, vote for the adoption of this Plan at the Meeting, the Plan shall constitute the adopted Plan of Liquidation and Dissolution of the Company as of the date of the Meeting, or such later date on which the Stockholders may approve the Plan if the Meeting is adjourned to a later date (the "Adoption Date").

         2. CONTINUATION OF BUSINESS ACTIVITIES. After the Adoption Date, the Company shall continue to operate its business in its current fashion, for the preservation of its assets pending sale, and for the proper winding up of the Company. In addition, the Company shall begin to engage in all business activities necessary to effect the sale of the business or assets of the Company and the dissolution thereof, including but not limited to, engaging financial advisors regarding such contemplated sale. Upon the filing of a Certificate of Dissolution with the Secretary of State of the State of Delaware (as described in Section 9 below), the Company's activities will be limited to winding up its affairs, taking such action as may be necessary to preserve the value of its assets and distributing its assets in accordance with this Plan. No later than thirty (30) days following the Adoption Date, the Company shall file Form 966 with the Internal Revenue Service (as described in Section 16 below).

         3. CONTINUING EMPLOYEES AND CONSULTANTS. For the purpose of effecting the liquidation and dissolution of the Company, the Company shall hire or retain, at the discretion of the Board, those employees and consultants as the Board deems necessary or desirable to supervise the liquidation or dissolution.

         4. LIQUIDATION PROCESS. From and after the Adoption Date, the Company shall complete the following corporate actions:

                  (a) LIQUIDATION OF ASSETS. The Company shall determine whether and when to (i) collect, sell, exchange or otherwise dispose of all of its property and assets in one or more transactions upon those terms and conditions as the Board, in its absolute discretion, deems expedient and in the best interests of the Company and the

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Stockholders, or (ii) transfer the Company's property and assets to a liquidating trust (established under Section 7), without any further vote or action by the Stockholders. The Company's business, assets and properties may be sold in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers. The Company will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation. In connection with the collection, sale, exchange and other disposition of business assets, the Company shall collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company.

                  (b) PAYMENT OF OBLIGATIONS. The Company shall satisfy or, as determined by the Board, make reasonable provision for the satisfaction of, all legally enforceable claims and obligations of the Company, including the payment of any severance, retention and other compensation claims, all contingent, conditional or unmatured claims known to the Company and all claims which are known to the Company but for which the identity of the claimant is unknown.

                  (c) DISTRIBUTIONS TO SERIES A PREFERRED STOCKHOLDERS. The Company shall satisfy its obligations to the holders of its Series A Preferred Stock in accordance with the designation, relative rights, preferences and limitations of the Series A Preferred Stock contained in the Company's Certificate of Incorporation.

                  (d) DISTRIBUTIONS TO COMMON STOCKHOLDERS. The Company shall distribute pro rata to the holders of Common Stock, all remaining available cash, including the cash proceeds of any sale, exchange or disposition, except for the cash, property or assets as are required for operating the business pending the sale and paying or making reasonable provision for the claims and obligations of the Company. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in those amounts, and at those time or times, as the Board or the Trustees (as defined in Section 7), in their absolute discretion, may determine. If and to the extent deemed necessary, appropriate or desirable by the Board or the Trustees, in their absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property (the "Contingency Reserve") to the extent necessary for operating its business as a going concern pending a sale and to satisfy claims against and obligations of the Company, including, without limitation, tax obligations, all expenses related to the sale of the Company's property and assets, all expenses related to the collection and defense of the Company's property and assets, and the liquidation and dissolution provided for in this Plan.

         5. CANCELLATION OF STOCK. The distributions to the Stockholders under Sections 4, 7 and 8 hereof shall be in complete redemption and cancellation of all of the outstanding Series A Preferred Stock and Common Stock. As a condition to the receipt of any distribution to the Stockholders, the Board or the Trustees, in their absolute discretion, may require the Stockholders to (i) surrender their certificates evidencing the Series A Preferred Stock or Common Stock, as the case may be, to the Company or its agents for recording of the distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board or the Trustees of the loss, theft or destruction of their


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certificates evidencing the Series A Preferred Stock or Common Stock, as the
case may be, together with a surety bond or other security or indemnity as may be required by and satisfactory to the Board or the Trustees. The Company will finally close its stock transfer books and discontinue recording transfers of Series A Preferred Stock and Common Stock no later than the date on which the Company files its Certificate of Dissolution (as defined in Section 9) under the DGCL (following any post-dissolution continuation period which may be applicable), and thereafter certificates representing the Series A Preferred Stock and Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law.

         6. ABANDONED PROPERTY. If any distribution to a Stockholder cannot be made, whether because the Stockholder cannot be located, has not surrendered his certificates evidencing the Series A Preferred Stock or Common Stock, as the case may be, as required hereunder or for any other reason, the distribution to which such Stockholder is entitled (unless transferred to the Trust established under Section 7) shall be transferred, at the time the final liquidating distribution is made by the Company, to the official of the state or other jurisdiction authorized by applicable law to receive the proceeds of the distribution. The proceeds of such a distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such Stockholder as the sole equitable owner of those proceeds and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of such a distribution revert to or become the property of the Company.

         7. LIQUIDATING TRUST. If deemed necessary, appropriate or desirable by the Board, in its absolute discretion, in furtherance of the liquidation and distribution of the Company's remaining assets to the Stockholders, as a final liquidating distribution, the Company shall transfer to one or more liquidating trustees, for the benefit of the Stockholders (the "Trustees"), under a liquidating trust (the "Trust"), any assets of the Company which are (i) not reasonably susceptible to distribution to the Stockholders, including without limitation non-cash assets and assets held on behalf of the Stockholders (a) who cannot be located or who do not tender their certificates evidencing the Series A Preferred Stock or Common Stock, as the case may be, to the Company or its agent or (b) to whom distributions may not be made based upon restrictions under contract or law, including, without limitation, restrictions of the federal securities laws and regulations promulgated under such laws and regulations, or (ii) held as the Contingency Reserve. The Board is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the Stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to the transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the Stockholders for the purposes of Section 4 hereof. Any such conveyance to the Trustees


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shall be in trust for the Stockholders. The Company, subject to this Section 7 and as authorized by the Board, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on those terms and conditions as the Board, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of the Plan by the Stockholders shall constitute the approval by the Stockholders of the appointment, the liquidating trust agreement and the transfer of assets by the Company to the Trust, if any.

         8. TIMING OF DISTRIBUTION. Whether or not a Trust shall have been previously established under Section 7, in the event it should not be feasible for the Company to make the final distribution to the Stockholders of all assets and properties of the Company before the third anniversary of the Adoption Date then, on or before such date, the Company shall be required to establish a Trust and transfer any remaining assets and properties (including, without limitation, any uncollected claims, contingent assets and the Contingency Reserve) to the Trustees as described in Section 7.

         9. CERTIFICATE OF DISSOLUTION. At any time after the Adoption Date, the officers of the Company shall, at the time as the Board, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Delaware tax authorities and, upon obtaining those certificates, the Company shall file with the Secretary of State of the State of Delaware a Certificate of Dissolution as provided in the DGCL.

         10. STOCKHOLDER CONSENT TO SALE OF ASSETS. Adoption of this Plan by the Stockholders shall constitute the approval of the Stockholders of the sale, exchange or other disposition in liquidation of all of the business, property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are dependent on adoption of this Plan.

         11. EXPENSES OF DISSOLUTION. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's business, property and assets and the implementation of this Plan.

         12. COMPENSATION. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay the Company's officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, including under severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of the Plan by the Stockholders shall constitute the approval by the Stockholders of the payment of such compensation, if any.


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         13.      INDEMNIFICATION. The Company shall continue to indemnify its officers, directors, employees, agents and representatives as provided in its Certificate of Incorporation, Bylaws and any contractual arrangements, for the actions taken in connection with this Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify those persons may also be satisfied out of the assets of the Trust. The Board and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be deemed necessary or appropriate to cover the Company's obligation hereunder.

         14. AMENDMENT, MODIFICATION OR ABANDONMENT OF PLAN. If for any reason the Board determines that such action would be in the best interests of the Company, it may amend, modify or abandon the Plan and all action contemplated thereunder, notwithstanding Stockholder approval, to the extent permitted by the DGCL; provided, however, that the Company will not amend to modify the Plan under circumstances that would require additional stockholder approval under the DGCL and the federal securities laws without complying with the DGCL and the federal securities laws. Upon the abandonment of the Plan, the Plan shall be void.

         15. LIQUIDATION UNDER SECTION 331 AND 336. It is intended that this Plan shall be a plan of complete liquidation within the terms of Sections 331 and 336 of the Code. The Plan shall be deemed to authorize such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of said Sections 331 and 336.

         16. FILING OF TAX FORMS. The appropriate officer of the Company is authorized and directed, within thirty (30) days after the effective date of the Plan, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the International Revenue Service as may be appropriate in connection with this Plan and the carrying out thereof.

         17. AUTHORIZATION. The Board is hereby authorized, without further action by the Stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.


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